As filed with the Securities and Exchange Commission on September 29, 2006
Registration No. 333-[ ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Commission File No. 1-13179
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	31-0267900
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
(Address of Principal Executive Offices, including Zip Code)
Flowserve Corporation 2004 Stock Compensation Plan
Flowserve Corporation 1998 Restricted Stock Plan
(Full title of the plans)
Ronald F. Shuff
Vice President, Secretary and General Counsel
Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039
(972) 443-6500
(Name and address of agent for service and Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $1.25 per share, to be issued under the Flowserve Corporation 2004 Stock Compensation Plan	3,500,000	$48.52	$169,820,000	$18,170.74
Common Stock, par value $1.25 per share, to be issued under the Flowserve Corporation 1998 Restricted Stock Plan	250,000	$48.52	$12,130,000	$1,297.91

(1)	Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes any additional shares of Common Stock that may be issued pursuant to any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Act, the offering price and registration fee are based on a price of $48.52 per share, which price is an average of the high and low prices of the common stock as reported by the New York Stock Exchange on September 25, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents constituting each prospectus under Part I of this Registration Statement (each, a “Plan Prospectus”) and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to participants in each of the Flowserve Corporation 2004 Stock Compensation Plan and the Flowserve Corporation 1998 Restricted Stock Plan as applicable (together, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Flowserve Corporation (“Flowserve”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Flowserve will furnish to the Commission or its staff a copy of any or all of the documents included in such file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Flowserve with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:
1.	Flowserve’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on June 30, 2006;

2.	Flowserve’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, filed on September 29, 2006;

3.	Flowserve’s Current Reports on Form 8-K filed on January 6, 2006, February 17, 2006*, March 10, 2006, March 22, 2006, March 31, 2006, May 1, 2006*, May 3, 2006, May 19, 2006, June 6, 2006, July 17, 2006*, July 31, 2006*, August 14, 2006 and Form 8-K/A filed on January 6, 2006 and August 16, 2006; and

4.	The description of Flowserve’s common stock contained in the Registration Statement on Form 8-A filed on July 10, 1997, as amended by Amendment No. 1 on Form 8-A/A filed on July 18, 1997 and Amendment No. 2 on Form 8-A/A filed on June 11, 1998 and as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

*	Excluding any portions thereof that are deemed to be furnished and not filed.
     In addition, all documents filed by Flowserve with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by Flowserve but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Sections 722 through 726 of the New York Business Corporation Law (the “BCL”) grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.
     Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that such provision shall not eliminate the liability of a director (i) for acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law or (ii) by which he personally gained a financial profit or other advantage to which he was not legally entitled or (iii) for acts that violate Section 719 of the BCL or (iv) for any act or omission that occurred prior to the adoption of a provision in the certificate of incorporation providing the protections described in Section 402(b) of the BCL.
     Flowserve’s Restated Certificate of Incorporation includes the provision permitted by Section 402(b) of the BCL.
     Flowserve’s Restated By-laws provide that Flowserve shall indemnify its present or future directors and officers from and against any and all liabilities and expenses to the maximum extent permitted by the BCL.
     Flowserve has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by the BCL as well as certain additional procedural protections. The indemnification agreements provide that directors and officers will be indemnified to the fullest extent permitted by law against all expenses (including attorney’s fees) and settlement amounts paid or incurred by them in any proceeding as directors or officers of Flowserve, including any action on account of their services as officers or directors of any other company or enterprise when they are serving in such capacities at Flowserve’s request. Flowserve must pay in advance of a final disposition of a proceeding or claim, the expenses incurred by the indemnitee no later than 10 days after receipt of an undertaking by or on behalf of the indemnitee, to repay the amount of the expenses to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by Flowserve. The indemnification agreements also provide the indemnitee with remedies in the event that Flowserve does not fulfill its obligations under the indemnification agreements.
     Flowserve maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against specific expenses in connection with the defense of, and specific liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
No.	Description

4.1	Restated Certificate of Incorporation of Flowserve Corporation, filed as Exhibit 3.(i) to Flowserve’s Current Report on Form 8-K/A, filed on August 16, 2006 and incorporated herein by reference.

4.2	Amended and Restated By-Laws of Flowserve Corporation, as filed as Exhibit 3.9 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

4.3	Specimen common stock certificate of Flowserve Corporation.

4.4	Flowserve Corporation 2004 Stock Compensation Plan, effective April 21, 2004, filed as Appendix A to Flowserve’s Proxy Statement, dated May 10, 2004 and incorporated herein by reference.

4.5	Form of Restricted Stock Agreement pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.59 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.6	Form of Incentive Stock Option Agreement pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.60 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.7	Form of Non-Qualified Stock Option Agreement pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.61 to

Exhibit
No.	Description

Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.8	Form of Restricted Stock Agreement for certain officers pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.3 to Flowserve’s Current Report on Form 8-K, dated as of March 9, 2006 and incorporated herein by reference.

4.9	Form of Incentive Stock Option Agreement for certain officers pursuant to Flowserve Corporation 2004 Stock Compensation Plan filed as Exhibit 10.4 to Flowserve’s Current Report on Form 8-K, dated March 9, 2006 and incorporated herein by reference.

4.10	Form of Nonqualified Stock Option Agreement for certain officers pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.5 to Flowserve’s Current Report on Form 8-K dated as of March 9, 2006 and incorporated herein by reference.

4.11	Flowserve Corporation 1998 Restricted Stock Plan, attached as Appendix A to Flowserve’s 1999 Proxy Statement, filed on April 9, 1998 and incorporated herein by reference.

4.12	Amendment No. 1 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.1 to Flowserve’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.

4.13	Amendment No. 2 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.1 to Flowserve’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

4.14	Amendment No. 3 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.37 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

4.15	Amendment No. 4 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.1 to Flowserve’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.

4.16	Amendment No. 5 to the Flowserve Corporation 1998 Restricted Stock Plan.

5.1	Opinion of Ronald F. Shuff, Esq.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ronald F. Shuff, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 29, 2006.

FLOWSERVE CORPORATION
By:	/s/ Lewis M. Kling
Lewis M. Kling
President and Chief Executive Officer

     Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.
     Each person whose signature appears below appoints Lewis M. Kling and Ronald F. Shuff, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the U.S. Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lewis M. Kling	President and Chief Executive Officer and Director	September 29, 2006
Lewis M. Kling	(Principal Executive Officer)

/s/ Mark A. Blinn	Vice President and Chief Financial Officer	September 29 2006
Mark A. Blinn	(Principal Financial Officer)

/s/ Richard J. Guiltinan	Vice President, Controller and Chief Accounting Officer	September 29, 2006
Richard J. Guiltinan	(Principal Accounting Officer)

/s/ Kevin E. Sheehan	Chairman of the Board and Director	September 29, 2006
Kevin E. Sheehan

Signature	Title	Date

/s/ Roger L. Fix	Director	September 29, 2006
Roger L. Fix

/s/ George T. Haymaker, Jr.	Director	September 29, 2006
George T. Haymaker, Jr.

/s/ Michael F. Johnson	Director	September 29, 2006
Michael F. Johnston

/s/ Charles M. Rampacek	Director	September 29, 2006
Charles M. Rampacek

/s/ James O. Rollans	Director	September 29, 2006
James O. Rollans

/s/ William C. Rusnack	Director	September 29, 2006
William C. Rusnack

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1	Restated Certificate of Incorporation of Flowserve Corporation, filed as Exhibit 3.(i) to Flowserve’s Current Report on Form 8-K/A, filed on August 16, 2006 and incorporated herein by reference.

4.2	Amended and Restated By-Laws of Flowserve Corporation, as filed as Exhibit 3.9 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

4.3	Specimen common stock certificate of Flowserve Corporation.

4.4	Flowserve Corporation 2004 Stock Compensation Plan, effective April 21, 2004, filed as Appendix A to Flowserve’s Proxy Statement, dated May 10, 2004 and incorporated herein by reference.

4.5	Form of Restricted Stock Agreement pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.59 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.6	Form of Incentive Stock Option Agreement pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.60 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.7	Form of Non-Qualified Stock Option Agreement pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.61 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

4.8	Form of Restricted Stock Agreement for certain officers pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.3 to Flowserve’s Current Report on Form 8-K, dated as of March 9, 2006 and incorporated herein by reference.

4.9	Form of Incentive Stock Option Agreement for certain officers pursuant to Flowserve Corporation 2004 Stock Compensation Plan filed as Exhibit 10.4 to Flowserve’s Current Report on Form 8-K, dated March 9, 2006 and incorporated herein by reference.

4.10	Form of Nonqualified Stock Option Agreement for certain officers pursuant to Flowserve Corporation 2004 Stock Compensation Plan, filed as Exhibit 10.5 to Flowserve’s Current Report on Form 8-K dated as of March 9, 2006 and incorporated herein by reference.

Exhibit
No.	Description

4.11	Flowserve Corporation 1998 Restricted Stock Plan, attached as Appendix A to Flowserve’s 1999 Proxy Statement, filed on April 9, 1998 and incorporated herein by reference.

4.12	Amendment No. 1 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.1 to Flowserve’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference.

4.13	Amendment No. 2 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.1 to Flowserve’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

4.14	Amendment No. 3 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.37 to Flowserve’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

4.15	Amendment No. 4 to the Flowserve Corporation 1998 Restricted Stock Plan, filed as Exhibit 10.1 to Flowserve’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.

4.16	Amendment No. 5 to the Flowserve Corporation 1998 Restricted Stock Plan.

5.1	Opinion of Ronald F. Shuff, Esq.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ronald F. Shuff, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).